INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 9 to Registration Statement No. 33-58383 of
Oppenheimer International Bond Fund on Form N-1A of our report dated October 19, 2001, appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the headings "Independent Auditors" in the Statement of Additional Information and "Financial Highlights" in the
Prospectus, which is also part of such Registration Statement.

Deloitte & Touche

Denver, Colorado
January 24, 2002